Exhibit 99.1
Altra Holdings, Inc. Announces Tender Offer by Subsidiary of its 9% Senior Secured Notes Due 2011
BRAINTREE, Mass., Nov 10, 2009 (GlobeNewswire via COMTEX News Network) — Altra Holdings, Inc. (“Altra Holdings”) (Nasdaq:AIMC), announced today the commencement of a cash tender offer by its wholly-owned subsidiary, Altra Industrial Motion, Inc. (“Altra Industrial”), for any and all of its outstanding 9% Senior Secured Notes due 2011 (the “Notes”). There is currently $205,300,000 aggregate principal amount of the Notes outstanding. The tender offer (the “Offer”) is being made pursuant to an Offer to Purchase and Waiver (the “Offer to Purchase”) and a related Letter of Transmittal and Waiver (the “Letter of Transmittal”), each dated as of November 10, 2009. The Offer will expire at 12:00 midnight, Eastern Standard time, at the end of Wednesday, December 9, 2009, unless extended or earlier terminated (the “Expiration Time”).
Holders who validly tender (and do not withdraw) their Notes prior to the early tender deadline of 5:00 p.m., Eastern Standard time, on November 24, 2009, unless extended (the “Early Tender Deadline”), and whose Notes are accepted for payment, will receive the total consideration equal to $1,025.00 per $1,000 principal amount of the Notes (the “Total Consideration”), plus any accrued and unpaid interest (the “Accrued Interest”) on the Notes up to, but not including, the payment date, assuming that they were a holder of Notes on November 15, 2009 (the “Record Date”). Under the terms of the indenture governing the Notes, only holders as of the Record Date will be entitled to receive Accrued Interest. If Notes are transferred or purchased after the Record Date, the transferee will not be entitled to receive any Accrued Interest. It is expected that interest will be paid with respect to the Notes that are not tendered prior to the Early Tender Deadline up to, but not including, December 10, 2009.
The Total Consideration includes an early tender premium of $25.00 per $1,000 principal amount of the Notes. Holders who tender their Notes in the Offer prior to the Early Tender Deadline are agreeing to waive any rights to written notice of redemption under Section 3.03 of the indenture governing the Notes. In order for Altra Holdings to consummate the offer and sale of its senior secured notes, Altra Industrial is required to satisfy and discharge all of its obligations under the indenture governing the Notes. Provided Altra Industrial receives waivers of any rights to written notice of redemption from a majority in aggregate principal amount of the outstanding Notes, on the initial payment date, Altra Industrial intends to (i) deliver a Notice of Redemption and Waiver to the holders of Notes that remain outstanding after the Early Tender Deadline and (ii) deposit with the depositary funds in an amount sufficient to pay and discharge the entire remaining indebtedness on the Notes validly withdrawn or not validly tendered as of the Early Tender Deadline. Altra Industrial intends, as soon as practicable after the Expiration Time, to redeem all Notes that remain outstanding after the Offer is consummated.
Holders who validly tender their Notes after the Early Tender Deadline, but at or prior to the Expiration Time, and whose Notes are accepted for payment, will receive the base consideration equal to $1,000.00 per $1,000 principal amount of the Notes (the “Base Consideration”), plus any Accrued Interest on the Notes up to, but not including, the payment date. Holders of Notes who tender after the Early Tender Deadline will not receive the early tender premium.

Holders who tender Notes prior to the Early Tender Deadline may withdraw such Notes at any time prior to the Early Tender Deadline. After the Early Tender Deadline, Notes tendered may not be withdrawn, and waivers of any rights to written notice of redemption may not be revoked. A valid withdrawal of tendered Notes prior to the Early Tender Deadline shall be deemed a valid revocation of the related waiver. A holder may not validly revoke a waiver unless such holder validly withdraws such holder’s previously tendered Notes.
The Offer is subject to customary conditions, including, among other things, a financing condition that Altra Holdings receive proceeds of at least $200.0 million from the sale of senior notes (before deducting fees and expenses in connection with such offering).
Provided that the conditions to the Offer have been satisfied or waived, Altra Industrial will pay for Notes purchased in the Offer, together with Accrued Interest, on either the initial payment date or the final payment date, as applicable. Holders of Notes that have been validly tendered and accepted by Altra Industrial by the Early Tender Deadline shall receive the Total Consideration and shall be paid on the initial payment date, which is expected to be promptly after satisfaction of the financing condition and following the Early Tender Deadline, provided that all other conditions to the Offer have been satisfied or waived at such time. Holders of Notes that have been validly tendered and accepted by Altra Industrial after the Early Tender Deadline, but at or prior to the Expiration Time, shall receive the Base Consideration only, and shall be paid on the final payment date, which is expected to be December 10, 2009.
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. This press release does not constitute a notice of redemption under the optional redemption provision of the indenture governing the Notes. The Offer is only being made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. The Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Altra Industrial, Altra Holdings, the dealer managers, the information agent, or the depositary is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the Offer.
Altra Industrial has engaged Jefferies & Company, Inc. and Banc of America Securities LLC to act as dealer managers for the Offer, D. F. King & Co., Inc. to act as information agent for the Offer and The Bank of New York Mellon Trust Company, N.A. to serve as depositary for the Offer. Requests for documents may be directed to D. F. King & Co., Inc. at (800) 290-6427 (toll free), or in writing to 48 Wall Street, 22nd Floor, New York, New York 10005, Attention: Kristian Klein. Questions regarding the Offer may be directed to Jefferies & Company, Inc., as one of the dealer managers, at (888) 708-5831 (toll free) or (203) 708-5831 (collect).
About Altra Industrial Motion, Inc.
Altra Industrial Motion, Inc., is a leading global designer, producer and marketer of a wide range of electromechanical power transmission products. The company brings together strong brands covering over 40 product lines with production facilities in eight countries. Our leading brands include Boston Gear, Warner Electric, TB Wood’s, Formsprag Clutch, Wichita Clutch, Ameridrives Couplings, Kilian Manufacturing, Marland Clutch, Nuttall Gear, Stieber Clutch,

Twiflex Limited, Bibby Transmissions, Matrix International, Inertia Dynamics, Huco-Dynatork and Warner Linear.
The Altra Holdings, Inc. logo is available at
http://www.globenewswire.com/newsroom/prs/?pkgid=4038
This news release contains forward-looking statements, including statements regarding the completion of the Offer and the Total Consideration or Base Consideration, as applicable, to be paid to holders of the Notes who tender their Notes prior to the Early Tender Deadline or at or prior to the Expiration Time, as applicable, and Altra Industrial’s intent to redeem the Notes that are not tendered in the Offer. These statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, the risk that the conditions to the Offer are not satisfied or waived at or prior to the Expiration Time, our ability to pay the Total Consideration or Base Consideration, as applicable, and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, subsequent Reports on Form 10-Q and Form 8-K, and our other securities filings. Except as required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
AIMC-E
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SOURCE: Altra Holdings, Inc.
CONTACT: Altra Holdings, Inc.
Christian Storch, Chief Financial Officer
(781) 917-0541
christian.storch@altramotion.com